                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Public Accountants....................     F-2

Consolidated Statements of Operations for the years ended
  November 30, 2001, 2000 and 1999..........................     F-3

Consolidated Balance Sheets at November 30, 2001 and 2000...     F-4

Consolidated Statements of Shareholders' Equity for the
  years ended November 30, 2001, 2000, 1999 and 1998........     F-5

Consolidated Statements of Cash Flows for the years ended
  November 30, 2001, 2000 and 1999..........................     F-6

Notes to Consolidated Financial Statements..................     F-7

UNAUDITED QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Statement of Operations for the three months
  ended February 28, 2002 and February 28, 2001.............    F-37

Consolidated Balance Sheets as of February 28, 2002,
  February 28, 2001 and audited Consolidated Balance Sheets
  as of November 30, 2001...................................    F-38

Segmental Analysis of Revenue for the three months ended
  February 28, 2002 and February 28, 2001...................    F-39

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Stolt Offshore S.A.

    We have audited the accompanying consolidated balance sheets of Stolt Offshore S.A. (a Luxembourg company) and its subsidiaries as of November 30, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended November 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stolt Offshore S.A. and subsidiaries as of November 30, 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended November 30, 2001, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen
Glasgow, United Kingdom
January 30, 2002

                     CONSOLIDATED STATEMENTS OF OPERATIONS

------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED NOVEMBER 30                                      2001        2000        1999
(IN THOUSANDS, EXCEPT PER SHARE DATA)                                  $           $           $
================================================================================================
Net operating revenue                                          1,255,938     983,420     640,726
------------------------------------------------------------------------------------------------
Operating expenses                                           (1,161,553)   (930,046)   (568,304)
================================================================================================
GROSS PROFIT--$                                                   94,385      53,374      72,422
------------------------------------------------------------------------------------------------
          --%                                                       7.5%        5.4%       11.3%
------------------------------------------------------------------------------------------------
Equity in net income of non-consolidated joint
  ventures                                                        11,655       5,793       5,197
------------------------------------------------------------------------------------------------
Administrative and general expenses                             (64,043)    (60,913)    (51,825)
------------------------------------------------------------------------------------------------
Impairment of Comex trade name                      note 2       (7,932)          --          --
------------------------------------------------------------------------------------------------
Restructuring charges                               note 16           --     (3,294)     (1,639)
================================================================================================
NET OPERATING INCOME (LOSS)                                       34,065     (5,040)      24,155
------------------------------------------------------------------------------------------------
NON-OPERATING (EXPENSE) INCOME
------------------------------------------------------------------------------------------------
Interest expense                                                (29,271)    (32,157)    (17,692)
------------------------------------------------------------------------------------------------
Interest income                                                    2,451       2,165         966
------------------------------------------------------------------------------------------------
Foreign currency exchange losses, net                              (323)       (810)        (80)
------------------------------------------------------------------------------------------------
Other income, net                                                  2,300         142         355
================================================================================================
INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY
  INTERESTS                                                        9,222    (35,700)       7,704
------------------------------------------------------------------------------------------------
Income tax (provision) benefit                      note 10     (20,619)       3,778       8,509
================================================================================================
(LOSS) INCOME BEFORE MINORITY INTERESTS                         (11,397)    (31,922)      16,213
------------------------------------------------------------------------------------------------
Minority interests                                               (2,806)     (2,521)          --
================================================================================================
NET (LOSS) INCOME                                               (14,203)    (34,443)      16,213
================================================================================================
EARNINGS PER COMMON SHARE
------------------------------------------------------------------------------------------------
Net (loss) income per Common Share and Common
  Share equivalent:
------------------------------------------------------------------------------------------------
  Basic                                                           (0.16)      (0.44)        0.27
------------------------------------------------------------------------------------------------
  Diluted                                                         (0.16)      (0.44)        0.27
------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND
  COMMON SHARE EQUIVALENTS OUTSTANDING              note 2        NUMBER      Number      Number
------------------------------------------------------------------------------------------------
  Basic                                                           87,201      78,774      59,092
------------------------------------------------------------------------------------------------
  Diluted                                                         87,201      78,774      59,545
------------------------------------------------------------------------------------------------

    The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

                          CONSOLIDATED BALANCE SHEETS

----------------------------------------------------------------------------------------------------
AS OF NOVEMBER 30                                                                   2001        2000
(IN THOUSANDS, EXCEPT SHARE DATA)                                                      $           $
====================================================================================================
ASSETS
----------------------------------------------------------------------------------------------------
CURRENT ASSETS
----------------------------------------------------------------------------------------------------
Cash and cash equivalents                                                         11,670       6,315
----------------------------------------------------------------------------------------------------
Restricted cash deposits                                      note 4               1,296       4,337
----------------------------------------------------------------------------------------------------
Trade receivables                                             note 5             428,601     268,491
----------------------------------------------------------------------------------------------------
Inventories and work-in-progress                              note 6              25,424      33,701
----------------------------------------------------------------------------------------------------
Receivables due from related parties and short-term advances  note 9
  to non-consolidated joint ventures                                              61,140      29,837
----------------------------------------------------------------------------------------------------
Prepaid expenses and other current assets                     note 7              44,836      51,817
====================================================================================================
TOTAL CURRENT ASSETS                                                             572,967     394,498
====================================================================================================
Fixed assets, at cost                                         note 8           1,096,329   1,042,974
----------------------------------------------------------------------------------------------------
Less accumulated depreciation and amortization                note 8           (316,858)   (239,626)
====================================================================================================
Total fixed assets, net                                                          779,471     803,348
====================================================================================================
Deposits and non-current receivables                          note 7              36,192      24,223
----------------------------------------------------------------------------------------------------
Investments in and advances to non-consolidated joint         note 9
  ventures                                                                        35,529      37,004
----------------------------------------------------------------------------------------------------
Deferred taxes                                                note 10             10,386      13,705
----------------------------------------------------------------------------------------------------
Goodwill and other intangible assets                          note 2             122,236     126,733
----------------------------------------------------------------------------------------------------
Prepaid pension asset                                         note 11              3,482       3,261
====================================================================================================
TOTAL ASSETS                                                                   1,560,263   1,402,772
====================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
----------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
----------------------------------------------------------------------------------------------------
Bank overdrafts                                               note 12              5,240       1,767
----------------------------------------------------------------------------------------------------
Short-term payables due to SNSA                               note 15              9,482       8,512
----------------------------------------------------------------------------------------------------
Current maturities of long-term debt and capital lease        note 13
  obligations                                                                     23,653       3,844
----------------------------------------------------------------------------------------------------
Accounts payable and accrued liabilities                      note 14            349,440     255,624
----------------------------------------------------------------------------------------------------
Accrued salaries and benefits                                                     41,515      36,736
----------------------------------------------------------------------------------------------------
Other current liabilities                                                         65,445      75,344
====================================================================================================
TOTAL CURRENT LIABILITIES                                                        494,775     381,827
====================================================================================================
Long-term debt and capital lease obligations                  note 13            335,026     288,653
----------------------------------------------------------------------------------------------------
Deferred taxes                                                note 10             18,194      26,743
----------------------------------------------------------------------------------------------------
Other long-term liabilities                                                       39,955      30,505
----------------------------------------------------------------------------------------------------
Accrued pension liability                                     note 11              4,992       3,797
----------------------------------------------------------------------------------------------------
Minority interests                                                                 7,299       1,798
====================================================================================================
TOTAL LONG-TERM LIABILITIES                                                      405,466     351,496
====================================================================================================
Commitments and contingencies                                 notes 17 and 22
----------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                          note 19
----------------------------------------------------------------------------------------------------
Common Shares, $2.00 par value--140,000,000 shares
  authorized (2000: 34,000,000), 70,228,536 shares issued
  and outstanding (2000: 22,723,134)                                             140,457      45,446
----------------------------------------------------------------------------------------------------
Class A Shares, $2.00 par value--nil shares authorized
  (2000: 68,000,000), nil shares issued and outstanding
  (2000: 47,429,790)                                                                  --      94,860
----------------------------------------------------------------------------------------------------
Class B Shares, $2.00 par value--34,000,000 shares
  authorized, issued and outstanding (2000: 34,000,000)                           68,000      68,000
----------------------------------------------------------------------------------------------------
Paid-in surplus                                                                  463,615     463,379
----------------------------------------------------------------------------------------------------
Retained earnings                                                                 52,436      66,639
----------------------------------------------------------------------------------------------------
Accumulated comprehensive loss                                                  (64,486)    (68,875)
====================================================================================================
TOTAL SHAREHOLDERS' EQUITY                                                       660,022     669,449
====================================================================================================
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                     1,560,263   1,402,772
====================================================================================================

    The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

--------------------------------------------------------------------------------------------------------------------------
                                                                                               Accumulated           Total
                                      Common    Class A    Class B    Paid-in    Retained    comprehensive   shareholders'
                                      Shares     Shares     Shares    surplus    earnings             loss          equity
(in thousands, except share data)          $          $          $          $           $                $               $
==========================================================================================================================
BALANCE, NOVEMBER 30, 1998            44,731     39,360     68,000    178,290      84,869         (14,700)         400,550
--------------------------------------------------------------------------------------------------------------------------
Net income                                --         --         --         --      16,213               --          16,213
--------------------------------------------------------------------------------------------------------------------------
Translation adjustments, net              --         --         --         --          --          (8,825)         (8,825)
--------------------------------------------------------------------------------------------------------------------------
Comprehensive income                      --         --         --         --          --               --              --
--------------------------------------------------------------------------------------------------------------------------
Exercise of share options                182         62         --        339          --               --             583
--------------------------------------------------------------------------------------------------------------------------
Other, net                                --         --         --       (78)          --               --            (78)
==========================================================================================================================
BALANCE, NOVEMBER 30, 1999            44,913     39,422     68,000    178,551     101,082         (23,525)         408,443
--------------------------------------------------------------------------------------------------------------------------
Issuance of 1,758,242 Class A
  Shares                                  --      3,516         --     21,934          --               --          25,450
--------------------------------------------------------------------------------------------------------------------------
Issuance of 6,142,857 Class A
  Shares                                  --     12,286         --    101,357          --               --         113,643
--------------------------------------------------------------------------------------------------------------------------
Issuance of 10,341,261 Class A
  Shares                                  --     20,683         --     79,317          --               --         100,000
--------------------------------------------------------------------------------------------------------------------------
Issuance of 9,433,962 Class A
  Shares                                  --     18,868         --     81,132          --               --         100,000
--------------------------------------------------------------------------------------------------------------------------
Net loss                                  --         --         --         --    (34,443)               --        (34,443)
--------------------------------------------------------------------------------------------------------------------------
Translation adjustments, net              --         --         --         --          --         (45,350)        (45,350)
--------------------------------------------------------------------------------------------------------------------------
Comprehensive loss                        --         --         --         --          --               --              --
--------------------------------------------------------------------------------------------------------------------------
Exercise of share options                533         85         --      1,280          --               --           1,898
--------------------------------------------------------------------------------------------------------------------------
Other, net                                --         --         --      (192)          --               --           (192)
==========================================================================================================================
BALANCE, NOVEMBER 30, 2000            45,446     94,860     68,000    463,379      66,639         (68,875)         669,449
--------------------------------------------------------------------------------------------------------------------------
Reclassification of Class A
  Shares to Common Shares             94,860   (94,860)         --         --          --               --              --
--------------------------------------------------------------------------------------------------------------------------
Net loss                                  --         --         --         --    (14,203)               --        (14,203)
--------------------------------------------------------------------------------------------------------------------------
Translation adjustment in respect
  of SFAS No. 133                         --         --         --         --          --          (2,238)         (2,238)
--------------------------------------------------------------------------------------------------------------------------
Gain on hedging reclassified into
  earnings                                --         --         --         --          --            2,238           2,238
--------------------------------------------------------------------------------------------------------------------------
Translation adjustments, net              --         --         --         --          --            4,389           4,389
--------------------------------------------------------------------------------------------------------------------------
Comprehensive loss                        --         --         --         --          --               --              --
--------------------------------------------------------------------------------------------------------------------------
Exercise of share options                151         --         --        376          --               --             527
--------------------------------------------------------------------------------------------------------------------------
Other, net                                --         --         --      (140)          --               --           (140)
==========================================================================================================================
BALANCE, NOVEMBER 30, 2001           140,457         --     68,000    463,615      52,436         (64,486)         660,022
==========================================================================================================================

---------------------------------  ---------------
                                     Comprehensive
                                            income
                                            (loss)
(in thousands, except share data)                $
=================================
BALANCE, NOVEMBER 30, 1998
---------------------------------
Net income                                  16,213
---------------------------------
Translation adjustments, net               (8,825)
---------------------------------
Comprehensive income                         7,388
---------------------------------
Exercise of share options
---------------------------------
Other, net
=================================
BALANCE, NOVEMBER 30, 1999
---------------------------------
Issuance of 1,758,242 Class A
  Shares
---------------------------------
Issuance of 6,142,857 Class A
  Shares
---------------------------------
Issuance of 10,341,261 Class A
  Shares
---------------------------------
Issuance of 9,433,962 Class A
  Shares
---------------------------------
Net loss                                  (34,443)
---------------------------------
Translation adjustments, net              (45,350)
---------------------------------
Comprehensive loss                        (79,793)
---------------------------------
Exercise of share options
---------------------------------
Other, net
=================================
BALANCE, NOVEMBER 30, 2000
---------------------------------
Reclassification of Class A
  Shares to Common Shares
---------------------------------
Net loss                                  (14,203)
---------------------------------
Translation adjustment in respect
  of SFAS No. 133                          (2,238)
---------------------------------
Gain on hedging reclassified into
  earnings                                   2,238
---------------------------------
Translation adjustments, net                 4,389
---------------------------------
Comprehensive loss                         (9,814)
---------------------------------
Exercise of share options
---------------------------------
Other, net
=================================
BALANCE, NOVEMBER 30, 2001
=================================


    The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


----------------------------------------------------------------------------------------------
FOR THE YEAR ENDED NOVEMBER 30                                     2001        2000       1999
(IN THOUSANDS)                                                        $           $          $
==============================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES
----------------------------------------------------------------------------------------------
Net (loss) income                                              (14,203)    (34,443)     16,213
----------------------------------------------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET (LOSS) INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES
----------------------------------------------------------------------------------------------
Depreciation and amortization                                    91,750      82,117     56,136
----------------------------------------------------------------------------------------------
Impairment of Comex trade name                                    7,932          --         --
----------------------------------------------------------------------------------------------
Amortization of drydock costs                                     8,441       3,985      3,793
----------------------------------------------------------------------------------------------
Equity in earnings of non-consolidated joint ventures          (11,655)     (5,793)    (5,197)
----------------------------------------------------------------------------------------------
Minority interest in consolidated subsidiaries                    2,806       2,521         --
----------------------------------------------------------------------------------------------
Deferred tax                                                    (4,434)    (16,731)   (15,668)
----------------------------------------------------------------------------------------------
Gain on sale of assets                                          (1,234)       (572)      (290)
----------------------------------------------------------------------------------------------
CHANGES IN OPERATING ASSETS AND LIABILITIES, NET OF
  ACQUISITIONS
----------------------------------------------------------------------------------------------
Trade receivables                                             (141,003)      18,316     42,320
----------------------------------------------------------------------------------------------
Prepaid expenses and other current assets                        10,024    (18,576)        774
----------------------------------------------------------------------------------------------
Inventories and work-in-progress                                  8,241    (13,160)      4,653
----------------------------------------------------------------------------------------------
Accounts and notes payable                                       91,022      29,094   (53,737)
----------------------------------------------------------------------------------------------
Accrued salaries and benefits                                       635     (5,517)    (8,793)
----------------------------------------------------------------------------------------------
Other short-term and other long-term liabilities               (25,928)      28,630      2,239
----------------------------------------------------------------------------------------------
Payments of drydock costs                                      (17,893)    (11,638)    (2,108)
==============================================================================================
NET CASH PROVIDED BY OPERATING ACTIVITIES                         4,501      58,233     40,335
==============================================================================================
CASH FLOWS USED IN INVESTING ACTIVITIES
----------------------------------------------------------------------------------------------
Acquisition of subsidiaries, net of cash acquired                  (61)   (111,175)         --
----------------------------------------------------------------------------------------------
Purchase of fixed assets                                       (62,868)    (61,724)   (90,918)
----------------------------------------------------------------------------------------------
Proceeds from sale of fixed and intangible assets                 5,590      19,157      2,807
----------------------------------------------------------------------------------------------
(Increase) decrease in investments and other non-current
  financial assets                                             (26,089)     (6,886)        680
----------------------------------------------------------------------------------------------
Dividends from non-consolidated joint ventures                   12,235          --     11,640
==============================================================================================
NET CASH USED IN INVESTING ACTIVITIES                          (71,193)   (160,628)   (75,791)
==============================================================================================
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
----------------------------------------------------------------------------------------------
Net increase (decrease) in bank overdrafts                        3,332   (104,323)      5,624
----------------------------------------------------------------------------------------------
Proceeds from issuance of long-term debt                         69,985     340,000     34,000
----------------------------------------------------------------------------------------------
Repayments of long-term debt                                         --   (175,597)    (1,370)
----------------------------------------------------------------------------------------------
Decrease (increase) in restricted cash deposits securing
  capital lease obligations and accrued taxation liabilities      2,628     (2,601)    (1,012)
----------------------------------------------------------------------------------------------
Repayments of capital lease obligations                         (3,845)     (5,425)    (3,117)
----------------------------------------------------------------------------------------------
Decrease in funding from affiliate                                   --   (150,000)         --
----------------------------------------------------------------------------------------------
Proceeds from the issuance of Class A Shares                         --     199,808         --
----------------------------------------------------------------------------------------------
Exercise of share options                                           387       1,898        583
==============================================================================================
NET CASH PROVIDED BY FINANCING ACTIVITIES                        72,487     103,760     34,708
==============================================================================================
Effect of exchange rate changes on cash                           (440)       (902)    (2,775)
==============================================================================================
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS              5,355         463    (3,523)
----------------------------------------------------------------------------------------------
Cash and cash equivalents at beginning of year                    6,315       5,852      9,375
==============================================================================================
CASH AND CASH EQUIVALENTS AT END OF YEAR                         11,670       6,315      5,852
==============================================================================================


    The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.  THE COMPANY


    Stolt Offshore S.A. ("the Company") is one of the largest offshore contractors in the world with services covering all phases of subsea offshore oil and gas operations from exploration to decommissioning. The Company operates in more than 60 countries worldwide and maintains regional offices in the United Kingdom; Norway; Asia Pacific; Southern Europe, Africa and the Middle East ("SEAME"); South America; and North America.


    The market for the Company's services is dependent upon the success of exploration and the level of development and production expenditures in the oil and gas industry. Such expenditures are cyclical in nature and influenced by prevailing and anticipated oil and gas prices.

    The Company has investments in several joint ventures, the most significant of which is Mar Profundo Girassol, a joint venture with a French engineering company. The Company's share of the joint venture's net income is 50%.

    The remainder of the joint ventures in which the Company has interests, with the exception of Seaway Heavy Lifting Limited ("SHL") and NKT Flexibles I/S, have been entered into on project specific bases to enhance the range of services provided to the customer. In these joint ventures, the Company will typically have interests ranging from 25% to 55%.

2.  ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the U.S. and include the accounts of all majority-owned companies in which the Company has operating control. All significant intercompany transactions and balances have been eliminated. The Company accounts for its non-consolidated joint ventures under the equity method.

    The Company records minority interest expense, which reflects the portion of the earnings of the majority-owned operations that are applicable to the minority interest partners. Following the acquisition of ETPM S.A. ("ETPM") in 2000, the Company increased its holding in Alto Mar Girassol from 33 1/3% to 66 2/3%. The minority interest amounts recorded in the accompanying consolidated financial statements primarily represent the share of minority partners interest in this entity and minority partners 62% interest in Paragon Engineering Holdings, Inc., the recently acquired engineering service group which is discussed further in Note 3.

FOREIGN CURRENCY TRANSLATION

    The Company, incorporated in Luxembourg, has U.S. Dollar share capital and dividends are expected to be paid in U.S. Dollars. As a result, the Company's reporting currency is the U.S. Dollar.

    The Company translates the financial statements of its subsidiaries from their functional currencies (usually local currencies) into U.S. Dollars. Assets and liabilities denominated in foreign currencies are translated at the exchange rates in effect at the balance sheet date. Revenue and expenses are translated at exchange rates which approximate the average exchange rates prevailing during the period. The resulting translation adjustments are recorded in a separate component of accumulated comprehensive loss as "Translation adjustments, net" in the accompanying consolidated statements of shareholders' equity. Exchange gains and losses resulting from transactions denominated in a currency other than that of the functional currency are included in "Foreign currency exchange losses, net" in the accompanying consolidated statements of operations. The functional currencies of the companies that comprise the Norway region and the U.K. region are Norwegian Kroner and British Pound, respectively. The U.S. Dollar is the functional currency of the most significant subsidiaries within the Asia Pacific, North America, SEAME and South America regions.

    The Company uses derivative instruments, primarily foreign exchange forward contracts, to reduce its exposure to currency fluctuations. All of the instruments used are hedges against forecasted underlying operating or balance sheet exposures, the former designated as cash flow hedges and the latter designated as fair value hedges. The Company does not enter into open speculative positions. Effective December 1, 2000, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES", as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. If the derivative is designated as a cash flow hedge, the effective portions of the changes in the fair value of the derivative instrument are recorded in other comprehensive income ("OCI") and are recognized in the statement of operations when the hedged item affects earnings. If the derivative instrument is designated as a fair value hedge, the changes in the fair value of the derivative instrument and of the hedged item attributable to the hedged risk are recognized in the results of operations. Ineffective portions of changes in the fair value or the cash flow hedges are recognized in earnings. The cumulative effect of adopting SFAS No. 133 was not material. See the further discussion on derivative instruments in Note 23.

REVENUE RECOGNITION


    Long-term contracts are accounted for using the percentage-of-completion method. Revenue and gross profit are recognized each period based upon the advancement of the work-in-progress, which is based on the ratio of costs incurred to date to the total estimated costs, taking into account the level of physical completion. Where the stage of completion is insufficient to enable a reasonably certain forecast of gross profit to be established, no gross profit is recognized during the period. Provisions for anticipated losses are made in the period in which they become known.


    A major portion of the Company's revenue is billed under fixed-price contracts. However, due to the nature of the services performed, variation orders are commonly billed to the customers in the normal course of business and are recognized as contract revenue only after agreement from the customers has been reached on the scope of work and fees to be charged.


    The financial reporting of the Company's contracts depends on estimates, which are assessed continually during the term of these contracts. Recognized revenues and profits are subject to revisions as the contract progresses to completion, and revisions in profit estimates are reflected in the period in which the facts that give rise to the revision become known. The net effect on net income of significant revisions to contract estimates was $2.4 million, $(10.7) million and $0.0 million in 2001, 2000 and 1999, respectively. The net effect of these revisions on net (loss) income per share was $0.03, $(0.14) and $0.0 in 2001, 2000 and 1999, respectively.


FIXED ASSETS

    Fixed assets are recorded at cost or fair market value when obtained through acquisition. Interest costs incurred between the date that financing is provided for an asset and the date that the asset is ready for use are capitalized. No interest was capitalized for the years ended November 30, 2001, 2000 or 1999. Assets acquired pursuant to capital leases are capitalized at the present value of the underlying lease obligations and amortized on the same basis as fixed assets described below.

    Depreciation of fixed assets is recorded on a straight-line basis over the useful lives of the assets as follows:

----------------------------------------------------------------------------
Construction support ships                                     6 to 25 years

Operating equipment                                            7 to 10 years

Buildings                                                     20 to 33 years

Other assets                                                   5 to 10 years
----------------------------------------------------------------------------

    Ships are depreciated to a residual value of 10% of acquisition cost, which reflects management's estimate of salvage or otherwise recoverable value. No residual value is assumed with respect to other fixed assets.

    Costs for fitting out construction support ships are capitalized and amortized over a period equal to the remaining useful life of the related equipment. Permanent marine inventories on ships are depreciated in a manner similar to their related ships.

    Depreciation expense, which includes amortization of assets under capital leases, was approximately $86.0 million for the year ended November 30, 2001 (2000: $76.2 million and 1999: $50.3 million).

    On December 1, 1999 the Company changed its accounting policy for drydock costs from an accrual basis to a deferral basis. Amortization of capitalized drydock costs was $8.4 million for the year ended November 30, 2001 (2000:
$4.0 million and 1999: $3.8 million). The unamortized portion of capitalized drydock costs of $21.2 million (2000: $11.9 million) is included in "Deposits and non-current receivables" in the accompanying consolidated balance sheets.

    Maintenance and repair costs, which are expensed as incurred, were $42.1 million for the year ended November 30, 2001 (2000: $44.2 million and 1999: $33.7 million).

GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill represents the excess of the purchase price over the fair value of net assets acquired. Goodwill arising on acquisitions prior to June 30, 2001 is being amortized on a straight-line basis over 15 to 30 years and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Goodwill arising after this date will not be amortized in accordance with SFAS No. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS" and is tested for impairment on an annual basis or earlier whenever indicators of impairment arise.

    Included in the net book value of intangible assets at November 30, 2001 was goodwill of $120.1 million (2000: $117.7 million) and other intangible assets of $2.1 (2000: $9.0 million). The amortization expense for the year ended
November 30, 2001 was $5.7 million excluding the one-off impairment charge for the Comex trade name as discussed below (2000: $5.9 million and 1999:
$5.8 million).

    During the year ended November 30, 2001, in light of the increased worldwide recognition of the Stolt Offshore name, the Company reviewed the carrying value of its former trade name Comex for possible impairment in accordance with SFAS No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF". The Company determined that the value of the trade name had been impaired and recorded a charge of $7.9 million in its results of operations for the write-down of the trade name.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include time deposits and certificates of deposit with an original maturity of three months or less.

EARNINGS PER SHARE

    Earnings per share is computed using the weighted average number of Common and Class B Shares and equivalents outstanding during each period. The computations for the three years ended November 30, 2001 are based upon the following outstanding shares:

===============================================================================================
AS OF NOVEMBER 30                                                2001         2000         1999
===============================================================================================
BASIC
-----------------------------------------------------------------------------------------------
Common Shares                                              70,201,030   61,774,156   42,091,928
-----------------------------------------------------------------------------------------------
Class B Shares                                             17,000,000   17,000,000   17,000,000
===============================================================================================
TOTAL                                                      87,201,030   78,774,156   59,091,928
===============================================================================================
DILUTED
-----------------------------------------------------------------------------------------------
Common Shares                                              70,201,030   61,774,156   42,544,870
-----------------------------------------------------------------------------------------------
Class B Shares                                             17,000,000   17,000,000   17,000,000
===============================================================================================
TOTAL                                                      87,201,030   78,774,156   59,544,870
===============================================================================================
Basic                                                      87,201,030   78,774,156   59,091,928
-----------------------------------------------------------------------------------------------
Potentially dilutive share options                                 --           --      452,942
===============================================================================================
Diluted                                                    87,201,030   78,774,156   59,544,870
===============================================================================================

    The diluted loss per share for the year ended November 30, 2001 does not include common share equivalents in respect of share options of 415,941 as their effect would be anti-dilutive (2000: 624,373).

    Class B Shares have only 50% of the economic rights of Common Shares.

    All share data and per share data have been restated to reflect the share reclassification on March 7, 2001 whereby Class A Shares were reclassified to Common Shares on a one-for-one basis.

STOCK BASED COMPENSATION

    The Company has elected to account for its stock based compensation awards to employees and directors under Accounting Principles Board ("APB") Opinion No. 25 and to provide the disclosures required by SFAS No. 123, "ACCOUNTING FOR STOCK BASED COMPENSATION" in Note 20.

CONSOLIDATED STATEMENT OF CASH FLOWS

    Cash interest and cash paid for income taxes during the year ended November 30, 2001 were $27.2 million and $13.7 million, respectively, (2000:
$27.0 million and $8.0 million, respectively, and 1999: $7.1 million and $10.4 million, respectively).

IMPACT OF NEW ACCOUNTING STANDARDS

    In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "BUSINESS COMBINATIONS" and SFAS No. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS". SFAS No. 141 applies to all business combinations with a closing date after June 30, 2001 and eliminates the pooling-of-interests method of accounting and further clarifies the criteria for recognition of intangible assets separately from goodwill. SFAS No. 142 eliminates the amortization of goodwill and indefinite-lived intangible assets and initiates an annual review for impairment. Identifiable intangible assets with determinable useful lives will continue to be amortized. The amortization provisions apply to goodwill and to other intangible assets acquired after June 30, 2001. Goodwill and other intangible assets acquired prior to June 30, 2001 will be affected upon adoption. The Company will adopt SFAS No. 142 for the fiscal year commencing December 1, 2002 which will require the Company to cease amortization of its remaining net goodwill balance and perform an impairment test of its existing goodwill based on a fair value concept. The Company has not determined the impact that these Statements will have on goodwill and other intangible assets or whether a cumulative effect adjustment will be required upon adoption to reflect the impairment of previously recognized goodwill and other intangible assets.

    In June 2001, the FASB issued SFAS No. 143, "ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS". SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. Changes in the liability for an asset retirement due the passage of time shall be recognized as an increase in the carrying amount of the liability and as an operating expense in the statement of operations. SFAS
No. 143 is effective for fiscal years beginning after June 15, 2002. The Company does not anticipate that adoption of SFAS No. 143 will have a material impact on its results of operations or its financial position.

    In August 2001, the FASB issued SFAS No. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS". SFAS No. 144 superseded SFAS No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF." SFAS No. 144 primarily addresses significant issues relating to the implementation of SFAS No. 121 and develops a single accounting model for long-lived assets to be disposed of by sale that is consistent with the fundamental provisions of SFAS No. 121. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company currently has no plans to dispose of any operations and, accordingly, does not anticipate that adoption of SFAS No. 144 will have a material impact on its results of operations or its financial position.

COMPARATIVE AMOUNTS

    Certain amounts within the 2000 financial statements have been reclassified to conform with the 2001 presentation.

3.  BUSINESS ACQUISITIONS

    On March 30, 2001, the Company acquired 82% of the voting rights and 62% of the economic rights of a newly created company, Paragon Engineering
Holdings, Inc. ("PEH"). PEH subsequently purchased 20% of the share capital of Paragon Engineering Services, Inc. ("Paragon"), a Houston-based engineering service company, and an option to purchase an additional 40% of the share capital. PEH exercised the option on September 4, 2001. On July 18, 2001, the Company purchased the entire share capital of the Paris-based engineering company Ingerop Litwin ("Litwin"). These acquisitions, by adding conceptual design and detailed engineering services, will enable the Company to better undertake all engineering required on many of the large engineering, procurement, installation and commission type contracts that are expected to come into the market in the next few years.

    The consideration, including acquisition costs, paid to acquire Paragon and Litwin was $16.7 million of which $4.3 million in relation to the Paragon acquisition has been deferred for payment until March 30, 2005. The net present value of the deferred payment has been included in "Other long-term liabilities" in the accompanying balance sheet. Additionally, from March 30, 2005, the Paragon sale agreement provides for a payment to be made to a former shareholder of Paragon, under the terms of a put and call option. This payment is contingent upon a multiplier of the future earnings of Paragon, as defined in the agreement, exceeding the deferred consideration. No recognition of the contingent payment has been made in the financial statements of the Company as it is not certain beyond reasonable doubt that this payment will be made and currently it is not possible to quantify the amount.

    The results of Paragon have been included in the consolidated results of operations from September 4, 2001, when the Company assumed effective control of the entity. The amount which represents the minority shareholders' interests in the results of Paragon, effectively 62%, has been recorded as minority interest expense in the results of operations of the Company. The results of Litwin have been included in the consolidated results of operations from July 18, 2001.

    The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of acquisition. The Company is in the process of obtaining third-party valuations of certain intangible assets, thus the allocation of the purchase price is subject to refinement. All intangible assets other than goodwill, which are mainly customer lists and various engineering databases, are subject to amortization over estimated useful lives of three to 10 years.

======================================================================
(in thousands)                                                       $
======================================================================
Current assets                                                  30,989
----------------------------------------------------------------------
Fixed assets, at cost                                            2,538
----------------------------------------------------------------------
Intangible assets                                                2,066
----------------------------------------------------------------------
Goodwill                                                         8,475
----------------------------------------------------------------------
Other non-current assets                                           939
======================================================================
Total assets acquired                                           45,007
----------------------------------------------------------------------
Current liabilities                                           (23,897)
----------------------------------------------------------------------
Non-current liabilities                                          (799)
----------------------------------------------------------------------
Minority interest                                              (3,657)
======================================================================
Net assets acquired                                             16,654
======================================================================

    On December 7, 1999, the Company completed a transaction to form a joint venture entity, NKT Flexibles I/S ("NKT"), a manufacturer of flexible flowlines and dynamic flexible risers for the offshore oil and gas industry. The transaction was effected through the acquisition of Danco A/S, a wholly-owned Norwegian company, which holds the investment in NKT. NKT is owned 51% by NKT Holdings A/S, and 49% by the Company through Danco A/S. The total consideration for the acquisition was $36.0 million: $10.5 million cash and the issue of 1,758,242 Class A Shares, with an average guaranteed value of $14.475 per share for a value of $25.5 million. The Class A Shares have subsequently been converted to Common Shares on a one-for-one basis. As of November 30, 2001, the Company continued to have an obligation for an average guaranteed value of $14.95 over 1,128,742 Common Shares.

    The acquisition of Danco A/S has been accounted for by the purchase method of accounting and, accordingly, the operating results have been included in the Company's results of operations from the date of acquisition. The excess of cash paid over the fair value of net assets acquired has been recorded as goodwill of $2.1 million at the date of acquisition. The goodwill is being amortized over 10 years. The Company accounts for the investment in NKT as a non-consolidated joint venture under the equity method.

    On December 16, 1999, the Company acquired approximately 55% of the French offshore construction and engineering company ETPM S.A. ("ETPM"), a wholly-owned subsidiary of Groupe GTM S.A. ("GTM"). GTM has subsequently been acquired by Groupe Vinci S.A. ("Vinci"). The remaining 45% of ETPM was acquired on
February 4, 2000.

    The total consideration for the acquisition was $350.0 million and was comprised of the following items: (i) $111.6 million in cash; (ii) the issue of 6,142,857 Class A Shares, which have subsequently converted to Common Shares on a one-for-one basis, with a minimum guarantee price of $18.50 per share for a total value of $113.6 million; (iii) the assumption of debt of $18.4 million due from ETPM to GTM and debt of $71.0 million due to third parties;
(iv) acquisition costs of $3.4 million; and (v) $32.0 million being the net present value at acquisition of a hire purchase arrangement for two ships owned by GTM, the SEAWAY POLARIS and the DLB 801, with an early purchase option after two years.

    The acquisition has been accounted for by the purchase method of accounting and, accordingly, the operating results have been included in the Company's results of operations from the date of acquisition. The acquisition generated negative goodwill of $5.8 million and non-current assets have been reduced by this amount.

    The acquisition was initially funded by cash provided by Stolt-Nielsen S.A. ("SNSA"), the Company's majority shareholder, and was replaced by a bridge finance facility which has subsequently been repaid.

    As described more fully in Note 24, Vinci has advised the Company of its intention to sell all of the Common Shares given as partial consideration by the Company for the acquisition of ETPM. The Company, in turn, has advised Vinci that it will organize the sale. As specified in the ETPM acquisition agreement, the minimum share price guarantee of $18.50 per share will apply.

    The following unaudited pro forma information presents a summary of the consolidated results of operations of the Company, Paragon and Litwin as if the acquisitions occurred at the beginning of 2000 and the consolidated results of operations of the Company, ETPM and Danco A/S as if the acquisitions occurred at the beginning of 1999. Pro forma adjustments include depreciation and amortization, interest charges on debt and lines of credit, elimination of deferred gains, adjustments to operating lease expense, pension adjustments, elimination of related party transactions and the tax adjustments associated with the above. The pro forma consolidated results of operations for the year ended
November 30, 2000 would not be materially different from the actual results in respect of the acquisitions of ETPM and Danco A/S as the acquisitions occurred close to the start of the financial year.

    Pro forma results for the Company, Paragon and Litwin.

===================================================================================
                                                                          (unaudited)
FOR THE YEAR ENDED NOVEMBER 30                                     2001        2000
(in thousands, except per share data)                                 $           $
===================================================================================
Net operating revenue                                         1,313,289   1,030,748
-----------------------------------------------------------------------------------
Net loss                                                        (14,193)   (40,277)
-----------------------------------------------------------------------------------
Net loss per share:
-----------------------------------------------------------------------------------
  Basic                                                           (0.16)     (0.51)
-----------------------------------------------------------------------------------
  Diluted                                                         (0.16)     (0.51)
===================================================================================

    Pro forma results for the Company, ETPM and Danco A/S.

=======================================================================
                                                              (unaudited)
FOR THE YEAR ENDED NOVEMBER 30                                     1999
(in thousands, except per share data)                                 $
=======================================================================
Net operating revenue                                         1,360,678
-----------------------------------------------------------------------
Net income                                                       25,683
-----------------------------------------------------------------------
Net income per share:
-----------------------------------------------------------------------
  Basic                                                            0.33
-----------------------------------------------------------------------
  Diluted                                                          0.33
=======================================================================

    The pro forma consolidated results do not purport to be indicative of results that would have occurred had the acquisitions been in effect for the period presented, nor do they purport to be indicative of the results that will be obtained in the future.

    The Company's revenue for 2001 included sales of $1.1 million to Paragon. The Company's revenue for 1999 included sales of $2.1 million to ETPM.

4.  RESTRICTED CASH DEPOSITS

    Restricted cash balances comprise both funds held in a separate Company bank account, which will be used to settle accrued taxation liabilities, and deposits made by the Company as security for certain third-party obligations. There are no other significant conditions on the restricted cash balances.

5.  TRADE RECEIVABLES


    Trade receivables at November 30, 2001 of $428.6 million (2000:
$268.5 million) are net of allowances for doubtful accounts of $9.2 million (2000: $8.3 million). Included in trade receivables at

November 30, 2001 was $215.1 million (2000: $99.8 million) of unbilled receivables and $1.2 million (2000: $.8 million) of retainage.


6.  INVENTORIES AND WORK-IN-PROGRESS

    Inventories and work-in-progress are stated at the lower of cost or market value and comprise the following:

=================================================================================
AS OF NOVEMBER 30                                                2001       2000
(in thousands)                                                      $          $
=================================================================================
Materials and supplies, net of reserve of $4,181 (2000:
  $2,423)                                                      14,620     11,789
---------------------------------------------------------------------------------
Spare parts, net of reserve of $1,402 (2000: $1,502)            4,281      5,027
---------------------------------------------------------------------------------
Work-in-progress and mobilizations                              4,227     14,441
---------------------------------------------------------------------------------
Fuels                                                           2,237      2,398
---------------------------------------------------------------------------------
Other                                                              59         46
=================================================================================
                                                               25,424     33,701
=================================================================================

    Costs are generally determined in accordance with the weighted-average cost method. Costs of fitting out and preparing equipment for specific contracts are included in work-in-progress. Such costs, principally labor and materials, are amortized over the shorter of the expected duration of the contracts or the estimated useful life of the asset.

7.  EMPLOYEE LOANS

    Included in prepaid expenses and other current assets are loans to employees of $4.5 million (2000: $2.6 million). Included in deposits and non-current receivables are loans to employees of $0.1 million (2000: $0.4 million).

8.  FIXED ASSETS, NET

    Fixed assets comprise the following:

=========================================================================================================
AS OF NOVEMBER 30                                                          2001                   2000
(in thousands)                                                        $       %              $       %
=========================================================================================================
Construction support ships                                      715,367      65        711,062      68
---------------------------------------------------------------------------------------------------------
Operating equipment                                             322,339      29        281,816      27
---------------------------------------------------------------------------------------------------------
Land and buildings                                               19,964       2         19,916       2
---------------------------------------------------------------------------------------------------------
Other assets                                                     38,659       4         30,180       3
---------------------------------------------------------------------------------------------------------
                                                              1,096,329     100      1,042,974     100
---------------------------------------------------------------------------------------------------------
Less: Accumulated depreciation and amortization                (316,858)              (239,626)
---------------------------------------------------------------------------------------------------------
                                                                779,471                803,348
=========================================================================================================

9.  INVESTMENTS IN AND ADVANCES TO NON-CONSOLIDATED JOINT VENTURES

    Investments in and advances to non-consolidated joint ventures comprise the following:

=================================================================================================
AS OF NOVEMBER 30                                       Geographical              2001       2000
(in thousands)                                          location                     $          $
=================================================================================================
NKT Flexibles I/S                                       Denmark                 18,379     23,237
-------------------------------------------------------------------------------------------------
Mar Profundo Girassol                                   West Africa, SEAME       9,580     11,261
-------------------------------------------------------------------------------------------------
Sonamet                                                 West Africa, SEAME     (7,458)    (8,126)
-------------------------------------------------------------------------------------------------
Sonastolt                                               West Africa, SEAME       6,150      5,321
-------------------------------------------------------------------------------------------------
Seaway Heavy Lifting Limited                            Cyprus                   3,191      2,809
-------------------------------------------------------------------------------------------------
Project joint ventures                                  Norway, SEAME            2,555      (190)
-------------------------------------------------------------------------------------------------
Other                                                   Norway, SEAME            3,132      2,692
=================================================================================================
                                                                                35,529     37,004
=================================================================================================

    In circumstances where the Company owns more than 50% of the voting interest, but the Company's ability to control the operation of the investee is restricted by the significant participating interest held by another party, the investment is consolidated under the equity method of accounting.

    The Company accrues losses in excess of the investment value when the Company is committed to provide ongoing financial support to the joint venture.

    Taxation in respect of project joint ventures has been included in the results of the relevant subsidiaries. Undistributed reserves of all other joint ventures will not be taxed on distribution.

    Summarized financial information for the Company's non-consolidated joint ventures, representing 100% of the respective amounts included in the joint ventures' financial statements, is as follows:

INCOME STATEMENT DATA

============================================================================================
FOR THE YEAR ENDED NOVEMBER 30                                   2001       2000       1999
(in thousands)                                                      $          $          $
============================================================================================
Net operating revenue                                         296,305    357,984    237,516
--------------------------------------------------------------------------------------------
Gross profit                                                   27,599     29,102     14,581
--------------------------------------------------------------------------------------------
Net income                                                     24,329     15,351     13,117
============================================================================================

BALANCE SHEET DATA

=================================================================================
AS OF NOVEMBER 30                                                2001       2000
(in thousands)                                                      $          $
=================================================================================
Current assets                                                231,402    216,333
---------------------------------------------------------------------------------
Non-current assets                                            104,868    127,073
---------------------------------------------------------------------------------
Current liabilities                                           237,581    247,510
---------------------------------------------------------------------------------
Long-term liabilities                                          38,922     25,269
=================================================================================

    For commercial reasons, the Company has structured certain contractual services through its joint ventures. The income statement data for the non-consolidated joint ventures presented above includes the following expenses related to transactions with the Company in 2001, 2000 and 1999 respectively: charter hire of $5.1 million, $4.4 million and $7.2 million and other expenses of $60.5 million, $34.2 million and $27.9 million. The joint ventures also received revenue of $39.5 million, $45.0 million and $7.0 million from the Company. The balance sheet data includes amounts payable to joint ventures by the Company of $9.7 million and $17.4 million and short-term amounts receivable by the Company of $61.1 million and $29.8 million at November 30, 2001 and 2000, respectively.

10.  INCOME TAXES

    The income tax (provision) benefit is as follows:

============================================================================================
FOR THE YEAR ENDED NOVEMBER 30                                   2001       2000       1999
(in thousands)                                                      $          $          $
============================================================================================
Current                                                       (25,052)   (12,953)    (7,159)
--------------------------------------------------------------------------------------------
Deferred                                                        4,433     16,731     15,668
============================================================================================
Income tax (provision) benefit                                (20,619)     3,778      8,509
============================================================================================

    The tax effects of temporary differences and net operating loss carryforwards ("NOLs") at November 30, 2001 and 2000 are as follows:

=================================================================================
AS OF NOVEMBER 30                                                2001       2000
(in thousands)                                                      $          $
=================================================================================
Net operating loss carryforwards                               77,128     61,788
---------------------------------------------------------------------------------
Other accruals, net                                            38,118     18,952
---------------------------------------------------------------------------------
Fixed assets                                                  (63,290)   (72,822)
=================================================================================
Net deferred tax before valuation allowance                    51,956      7,918
---------------------------------------------------------------------------------
Valuation allowance                                           (57,142)   (20,956)
=================================================================================
Net deferred tax liability                                     (5,186)   (13,038)
=================================================================================
Short-term deferred tax asset                                   2,622         --
---------------------------------------------------------------------------------
Long-term deferred tax asset                                   10,386     13,705
---------------------------------------------------------------------------------
Deferred tax liability                                        (18,194)   (26,743)
=================================================================================
                                                               (5,186)   (13,038)
=================================================================================

    The Company accounts for income taxes in accordance with SFAS No. 109, "ACCOUNTING FOR INCOME TAXES". SFAS No. 109 requires that the tax benefit of such NOLs be recorded as an asset to the extent that management assesses the utilization of such NOLs to be "more likely than not".


    The Company has a net deferred tax asset in the U.S. totalling
$10.8 million. This represents NOLs, net of fixed asset and other timing differences. These NOLs expire through 2019. Management has decided not to increase the net deferred tax asset for NOLs at this time and has taken a valuation allowance against the current year's NOL.

    Management has determined that the results of the U.S. businesses have been severely impacted by the oil and gas prices, which remained low for most of 2001. Management believes, based on the Company's history of operating earnings prior to this significant market slump and its expectations for the future, that operating income of the Company will more likely than not be sufficient to fully realize the $10.8 million net deferred tax asset prior to the expiry of the NOLs. In determining this, management has considered the fact that there are a number of bids for larger field development projects coming into the market and that the margins on local business are expected to recover in 2002 and a reduction in the intercompany interest burden of the U.S. subsidiaries over the next few years.

    The Company has taken a valuation allowance against the brought forward deferred tax asset for NOLs of $1.6 million in Australia and has recognized no deferred tax benefit against the 2001 results.

    The net deferred tax asset in Norway of $2.2 million represents NOLs. Management has determined, based on the history of operating earnings and expectations of the future, that the operating income of the Company will more likely than not be sufficient to fully realize these net deferred tax assets prior to the expiry of the NOLs, which expire through to 2011.


    The United Kingdom has unused NOLs, on a tax-effected basis, of $4.4 million as at November 30, 2001, which may be carried forward indefinitely.



    The Company's United Kingdom shipping subsidiaries have elected to join the United Kingdom tonnage tax regime, whereby taxable income over the next ten years will be computed in part by reference to the tonnage of vessels. Accordingly, the Company has released part of the deferred tax liability arising on accelerated United Kingdom shipping tax allowances.

    The income tax benefit (provision) at the Company's effective tax rate differs from the income tax benefit (provision) at the statutory rate. Principal reconciling items include the following:


---------------------------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED NOVEMBER 30, 2001                          U.S.   Scandinavia       U.K.   France(a)      Other          Total
(in thousands)                                                   $             $          $           $          $              $
=================================================================================================================================
(Loss)/income before income taxes and minority interests  (45,886)       (3,221)      7,333    (21,910)     72,906          9,222
---------------------------------------------------------------------------------------------------------------------------------
Utilization of prior year losses(b)                             --            --         --     (1,957)         --        (1,957)
---------------------------------------------------------------------------------------------------------------------------------
Income subject to withholding taxes                             --            --         --          --   (37,105)       (37,105)
---------------------------------------------------------------------------------------------------------------------------------
Income in non-taxable areas                                     --            --         --          --   (28,776)       (28,776)
---------------------------------------------------------------------------------------------------------------------------------
Losses for which no benefit is recognized                       --            --         --          --     10,568         10,568
=================================================================================================================================
Taxable (loss) income                                     (45,886)       (3,221)      7,333    (23,867)     17,593       (48,048)
---------------------------------------------------------------------------------------------------------------------------------
Statutory tax rate                                             34%           28%        30%         36%        40%(c)         33%
=================================================================================================================================
Tax at statutory rate                                       15,601           902    (2,200)       8,697    (7,036)         15,964
---------------------------------------------------------------------------------------------------------------------------------
Non-deductible amortization                                (1,682)            --      (382)     (2,920)         --        (4,984)
---------------------------------------------------------------------------------------------------------------------------------
Adjustments in respect of prior years                        1,092            --    (3,849)     (3,324)    (5,138)       (11,219)
---------------------------------------------------------------------------------------------------------------------------------
Change in valuation allowance                             (14,679)            --    (3,226)     (5,033)    (8,752)       (31,690)
---------------------------------------------------------------------------------------------------------------------------------
Imputed interest deduction                                      --            --         --          --      5,381          5,381
---------------------------------------------------------------------------------------------------------------------------------
Withholding and other taxes                                     --            --    (1,212)         173    (8,484)        (9,523)
---------------------------------------------------------------------------------------------------------------------------------
Permanent differences                                        (350)           123       (62)          --         --          (289)
---------------------------------------------------------------------------------------------------------------------------------
Change in tax regime                                            --            --     15,200          --         --         15,200
---------------------------------------------------------------------------------------------------------------------------------
Other                                                           18            --         --       (467)        990            541
=================================================================================================================================
Income tax benefit (provision)                                  --         1,025      4,269     (2,874)   (23,039)       (20,619)
=================================================================================================================================



---------------------------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED NOVEMBER 30, 2000
(in thousands)
=================================================================================================================================
(Loss)/income before income taxes and minority interests  (49,992)      (24,935)    (1,708)       5,413     35,522       (35,700)
---------------------------------------------------------------------------------------------------------------------------------
Utilization of prior year losses(b)                             --            --         --    (11,728)      (525)       (12,253)
---------------------------------------------------------------------------------------------------------------------------------
Income subject to withholding taxes                             --            --         --          --   (38,254)       (38,254)
---------------------------------------------------------------------------------------------------------------------------------
Income in non-taxable areas                                     --            --         --          --   (25,360)       (25,360)
---------------------------------------------------------------------------------------------------------------------------------
Losses for which no benefit is recognized                       --         1,905      1,114      13,157     25,560         41,736
=================================================================================================================================
Taxable (loss) income                                     (49,992)      (23,030)      (594)       6,842    (3,057)       (69,831)
---------------------------------------------------------------------------------------------------------------------------------
Statutory tax rate                                             34%           29%        30%         38%        45%(c)         33%
=================================================================================================================================
Tax at statutory rate                                       16,997         6,743        178     (2,584)      1,377         22,711
---------------------------------------------------------------------------------------------------------------------------------
Non-deductible amortization                                (1,734)           (9)      (495)          --      (666)        (2,904)
---------------------------------------------------------------------------------------------------------------------------------
Adjustments in respect of prior years                          872       (1,500)      (758)          --      (900)        (2,286)
---------------------------------------------------------------------------------------------------------------------------------
Change in valuation allowance                             (10,219)            --         --     (1,519)         --       (11,738)
---------------------------------------------------------------------------------------------------------------------------------
Tax credits for research and development                        --            --         --       3,932         --          3,932
---------------------------------------------------------------------------------------------------------------------------------
Imputed interest deduction                                      --            --         --          --      7,379          7,379
---------------------------------------------------------------------------------------------------------------------------------
Withholding and other taxes                                     --            --         --     (2,052)    (9,935)       (11,987)
---------------------------------------------------------------------------------------------------------------------------------
Participation exemption income                                  --            --         --          --    (2,237)        (2,237)
---------------------------------------------------------------------------------------------------------------------------------
Changes in tax rates                                            --            --         --       (176)      (196)          (372)
---------------------------------------------------------------------------------------------------------------------------------
Exchange loss                                                   --            --         --         213        380            593
---------------------------------------------------------------------------------------------------------------------------------
Other                                                           24           115      (249)       (444)      1,241            687
=================================================================================================================================
Income tax benefit (provision)                               5,940         5,349    (1,324)     (2,630)    (3,557)          3,778
=================================================================================================================================



(a) As a consequence of the acquisition of ETPM, taxation in France has become more significant and has therefore been separately identified in 2001 and 2000. In 1999, it was included in "other".



(b) The reported utilization of prior year losses against current year profits represents entities where deferred tax assets had not previously been recognized for those losses.



(c) The statutory tax rate for the "other" category represents a weighted average of various local statutory tax rates including certain revenue taxes.

---------------------------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED NOVEMBER 30                                U.S.   Scandinavia       U.K.   France(a)      Other          Total
(in thousands)                                                   $             $          $           $          $              $
=================================================================================================================================
(Loss)/income before income taxes and minority interests  (41,085)        18,015      (128)                 30,902          7,704
---------------------------------------------------------------------------------------------------------------------------------
Utilization of prior year losses(b)                             --            --         --               (10,926)       (10,926)
---------------------------------------------------------------------------------------------------------------------------------
Income in non-taxable areas                                     --            --         --                (8,648)        (8,648)
---------------------------------------------------------------------------------------------------------------------------------
Losses for which no benefit is
  recognized                                                    --            --         --                  8,398          8,398
=================================================================================================================================
Taxable (loss) income                                     (41,085)        18,015      (128)                 19,726        (3,472)
---------------------------------------------------------------------------------------------------------------------------------
Statutory tax rate                                             34%           28%        30%                    37%(c)         50%
=================================================================================================================================
Tax at statutory rate                                       13,969       (5,044)         38                (7,221)          1,742
---------------------------------------------------------------------------------------------------------------------------------
Non-deductible amortization                                     --          (51)      (145)                  (329)          (525)
---------------------------------------------------------------------------------------------------------------------------------
Adjustments in respect of prior years                           --            --        750                     --            750
---------------------------------------------------------------------------------------------------------------------------------
State tax credit                                               975            --         --                     --            975
---------------------------------------------------------------------------------------------------------------------------------
Imputed tax deduction                                           --            --         --                  4,030          4,030
---------------------------------------------------------------------------------------------------------------------------------
Change in valuation allowance                                (216)            --    (1,800)                  1,968           (48)
---------------------------------------------------------------------------------------------------------------------------------
Non-taxable dividend income from joint ventures                 --            --         --                    189            189
---------------------------------------------------------------------------------------------------------------------------------
Changes in tax rates                                            --            --      (192)                     --          (192)
---------------------------------------------------------------------------------------------------------------------------------
Exchange loss                                                   --           253        983                    257          1,493
---------------------------------------------------------------------------------------------------------------------------------
Other                                                          210           249      (192)                  (172)             95
=================================================================================================================================
Income tax benefit (provision)                              14,938       (4,593)      (558)                (1,278)          8,509
=================================================================================================================================



(a) As a consequence of the acquisition of ETPM, taxation in France has become more significant and has therefore been separately identified in 2001 and 2000. In 1999, it was included in "other".



(b) The reported utilization of prior year losses against current year profits represents entities where deferred tax assets had not previously been recognized for those losses.



(c) The statutory tax rate for the "other" category represents a weighted average of various local statutory tax rates including certain revenue taxes.

11.  PENSION COMMITMENTS

    The Company operates both defined contribution and defined benefit pension plans, depending on location, covering certain qualifying employees. Contributions under the defined contribution pension plans are determined as a percentage of gross salary. The expense relative to these plans for the years ended November 30, 2001, 2000 and 1999 was $1.6 million, $1.1 million and
$1.4 million, respectively.

    The Company operates both funded and unfunded defined benefit pension plans. The benefits under the defined benefit pension plans are based on years of service and salary levels. Plan assets of the funded schemes primarily are comprised of marketable securities.

    The following tables provide a reconciliation of benefit obligation and plan assets:

---------------------------------------------------------------------------------
AS OF NOVEMBER 30                                                 2001       2000
(IN THOUSANDS)                                                       $          $
=================================================================================
CHANGE IN BENEFIT OBLIGATION
---------------------------------------------------------------------------------
Benefit obligation at beginning of year                         18,558     17,742
---------------------------------------------------------------------------------
Service cost                                                     1,735      1,394
---------------------------------------------------------------------------------
Interest cost                                                    1,165      1,010
---------------------------------------------------------------------------------
Actuarial (gains)/losses                                         (266)      1,133
---------------------------------------------------------------------------------
Foreign currency exchange rate changes                             131    (2,295)
---------------------------------------------------------------------------------
Benefits paid from plan assets                                   (423)      (426)
=================================================================================
Benefit obligation at end of year                               20,900     18,558
=================================================================================
CHANGE IN PLAN ASSETS
---------------------------------------------------------------------------------
Fair value of plan assets at beginning of year                  19,155     19,023
---------------------------------------------------------------------------------
Actual return on plan assets                                   (2,198)      1,911
---------------------------------------------------------------------------------
Foreign currency exchange rate changes                             192    (2,407)
---------------------------------------------------------------------------------
Company contributions                                            1,508      1,054
---------------------------------------------------------------------------------
Benefits paid from plan assets                                   (423)      (426)
---------------------------------------------------------------------------------
Plan amendments                                                    240         --
=================================================================================
Fair value of plan assets at end of year                        18,474     19,155
=================================================================================

    The following table sets forth the funded status of the funded defined benefit pension plans:

---------------------------------------------------------------------------------
                                                                 Pension benefits
FOR THE YEAR ENDED NOVEMBER 30                                    2001       2000
(IN THOUSANDS)                                                       $          $
=================================================================================
Funded status of the plans                                     (2,426)        597
---------------------------------------------------------------------------------
Unrecognized net gain                                            5,936      2,693
---------------------------------------------------------------------------------
Unrecognized prior service benefit                                 259        287
---------------------------------------------------------------------------------
Unrecognized net transition obligation                           (287)      (316)
=================================================================================
Prepaid benefit cost                                             3,482      3,261
=================================================================================

    The weighted average assumptions used are as follows:

--------------------------------------------------------------------------------------------
                                                                            Pension benefits
                                                                  2001       2000       1999
FOR THE YEAR ENDED NOVEMBER 30                                       %          %          %
============================================================================================
Discount rate                                                   6.2        6.1        6.1
--------------------------------------------------------------------------------------------
Expected return on plan assets                                  7.0        7.0        7.1
--------------------------------------------------------------------------------------------
Rate of compensation increase                                   3.2        3.3        3.3
--------------------------------------------------------------------------------------------

    Net periodic pension benefit costs for funded defined benefit schemes include the following components:

--------------------------------------------------------------------------------------------
                                                                            Pension benefits
FOR THE YEAR ENDED NOVEMBER 30                                    2001       2000       1999
(IN THOUSANDS)                                                       $          $          $
============================================================================================
Service cost                                                     1,735      1,394      1,426
--------------------------------------------------------------------------------------------
Interest cost                                                    1,165      1,010      1,040
--------------------------------------------------------------------------------------------
Expected return on plan assets                                 (1,308)    (1,287)    (1,251)
--------------------------------------------------------------------------------------------
Amortization of transition obligation                             (41)         92       (47)
--------------------------------------------------------------------------------------------
Recognized net actuarial losses                                     38         38        155
--------------------------------------------------------------------------------------------
Amortization of prior service benefit                               86       (41)         44
============================================================================================
Benefit cost                                                     1,675      1,206      1,367
============================================================================================

    As at November 30, 2001, all of the Company's funded pension plans had benefit obligations in excess of plan assets. As at November 30, 2000, the Company had funded pension plans which had benefit obligations in excess of plan assets. The benefit obligations of these plans were $6.9 million and the value of assets under these plans were $6.2 million.

    The following tables provide a reconciliation of the benefit obligation and accrued pension liability of the unfunded plan.

---------------------------------------------------------------------------------
                                                                 Pension benefits
FOR THE YEAR ENDED NOVEMBER 30                                    2001       2000
(IN THOUSANDS)                                                       $          $
=================================================================================
Benefit obligation at beginning of year                          3,797         --
---------------------------------------------------------------------------------
Acquisitions                                                       612      3,642
---------------------------------------------------------------------------------
Service cost                                                       301        277
---------------------------------------------------------------------------------
Interest cost                                                      223        213
---------------------------------------------------------------------------------
Benefits paid from plan assets                                      --       (85)
---------------------------------------------------------------------------------
Foreign currency exchange rate changes                              59      (250)
=================================================================================
Benefit obligation at end of year                                4,992      3,797
=================================================================================

    As the plan is unfunded, the benefit obligation is equal to the unfunded status of the plan and the accrued pension liability.

    The weighted average assumptions used are as follows:

---------------------------------------------------------------------------------
                                                                 Pension benefits
                                                                  2001       2000
FOR THE YEAR ENDED NOVEMBER 30                                       %          %
=================================================================================
Discount rate                                                   6.2        5.5
---------------------------------------------------------------------------------
Expected return on plan assets                                  N/A        N/A
---------------------------------------------------------------------------------
Rate of compensation increase                                   3.0        3.5
=================================================================================

    Net periodic pension benefit costs include the following components:

---------------------------------------------------------------------------------
                                                                 Pension benefits
FOR THE YEAR ENDED NOVEMBER 30                                    2001       2000
(IN THOUSANDS)                                                       $          $
=================================================================================
Service cost                                                    301        277
---------------------------------------------------------------------------------
Interest cost                                                   223        213
=================================================================================
Benefit cost                                                    524        490
=================================================================================

    In Asia Pacific, retirement indemnities, for which the Company has accrued $0.3 million at November 30, 2001 (2000: $0.3 million) are paid as a lump sum upon retirement. They are primarily based upon the employees' years of service and salary levels.

12.  BANK OVERDRAFT AND LINES OF SHORT-TERM CREDIT

    As of November 30, 2001, the Company has external, third-party bank overdraft and lines of credit and short-term loan notes totalling $45.9 million (2000: $38.3 million). Amounts borrowed pursuant to these facilities bear interest at rates ranging from 4.22% to 6.75% at November 30, 2001. As of November 30, 2001 short-term borrowings under these facilities totalled
$5.2 million (2000: $1.8 million).

13.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

    The Company's principal credit facility is a $440.0 million Secured Multi-Currency Revolving Facility (the "Secured Credit Facility") with a syndicate of banks, the lead banks being Den norske Bank ASA, Banc of America Securities LLC, Salomon Brothers International Limited, HSBC Bank plc and ING Barings LLC. The Secured Credit Facility was entered into on September 22, 2000.

    The Secured Credit Facility is a five-year revolving credit facility, which reduces to $385.0 million and $330.0 million on August 31, 2002 and August 31, 2003, respectively. The total amount which can be drawn under the facility and the interest charge on outstanding debt is based on the ratio of the Company's debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). The interest charge will range from 0.75% to 1.75% over the London InterBank Offer Rate ("LIBOR").

Debt under the Secured Credit Facility is secured by a first priority mortgage on certain of the Company's ships.

    Under the Secured Credit Facility agreement, the Company is permitted to borrow up to $100.0 million from SNSA provided that this debt is subordinate and junior to all indebtedness due under the agreement.

    As of November 30, 2001, the Company had available bank facilities of $485.9 million of which $340.2 million were utilized. Of the bank facilities utilized, $335.0 million was classified as long-term debt.

    Long-term debt, excluding borrowings from SNSA, comprises the following:

---------------------------------------------------------------------------------
AS OF NOVEMBER 30                                                 2001       2000
(IN THOUSANDS)                                                       $          $
=================================================================================
Revolving credit agreement with a weighted average interest
  rate of 3.82% (2000: 8.31%)                                  335,000    265,000
---------------------------------------------------------------------------------
Other bank borrowings                                               17         32
=================================================================================
                                                               335,017    265,032
---------------------------------------------------------------------------------
Less: current portion                                             (17)       (16)
=================================================================================
Long-term debt                                                 335,000    265,016
=================================================================================

    The net book value of assets collateralizing this debt was $365.3 million as of November 30, 2001.

    Total debt outstanding at November 30, 2001 is repayable as $335.0 million in U.S. Dollars.

    Minimum annual principal repayments of debt for the fiscal years subsequent to November 30, 2001 are as follows:

----------------------------------------------------------------------
(in thousands)                                                       $
======================================================================
2002                                                               17
----------------------------------------------------------------------
2003                                                            5,000
----------------------------------------------------------------------
2005                                                          330,000
======================================================================
                                                              335,017
======================================================================

    The Secured Credit Facility contains various financial covenants, including but not limited to, minimum consolidated tangible net worth, maximum consolidated debt to net worth and maximum consolidated debt to EBITDA.

    At November 30, 2001, property under capital leases, comprising operating and other equipment, amounts to $31.9 million, at cost. Accumulated amortization of these leases is $3.5 million.

    Minimum payments under capital leases at November 30, 2001, which are due primarily in U.S. Dollars, are as follows:

----------------------------------------------------------------------
(in thousands)                                                       $
======================================================================
2002                                                            25,051
----------------------------------------------------------------------
2003                                                                20
----------------------------------------------------------------------
2004 to 2006                                                         7
======================================================================
Total minimum lease payments                                    25,078
----------------------------------------------------------------------
Less: Amount representing interest and executory costs         (1,416)
======================================================================
Present value of net minimum lease payments                     23,662
======================================================================

14.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

    Accounts payable and accrued liabilities comprise the following:

---------------------------------------------------------------------------------
AS OF NOVEMBER 30                                                 2001       2000
(IN THOUSANDS)                                                       $          $
=================================================================================
Invoice accruals                                              230,243    154,758
---------------------------------------------------------------------------------
Trade payables                                                108,750     97,418
---------------------------------------------------------------------------------
Trade notes payable                                               151        790
---------------------------------------------------------------------------------
Other                                                          10,296      2,658
=================================================================================
                                                              349,440    255,624
=================================================================================

15.  RELATED PARTY TRANSACTIONS

    Related party transactions consisted of the following charges paid to SNSA:

--------------------------------------------------------------------------------------------
FOR THE YEAR ENDED NOVEMBER 30                                    2001       2000       1999
(IN THOUSANDS)                                                       $          $          $
--------------------------------------------------------------------------------------------
Management services                                            3,676      3,290       2,500
--------------------------------------------------------------------------------------------
Interest charges                                                 394      3,561      10,412
--------------------------------------------------------------------------------------------
Guarantee fees                                                    --        282          --
============================================================================================

    Management services comprise charges for legal, administrative, treasury, taxation, insurance and information technology services performed by SNSA for the Company.

    Short-term payables due to SNSA of $9.5 million as of November 30, 2001 (2000: $8.5 million) relate primarily to outstanding insurance premiums and management service charges.

16.  RESTRUCTURING AND REORGANIZATION PROGRAM

    In 2000, in relation to the integration of ETPM, the Company recorded restructuring charges of $3.3 million. Additionally, the Company capitalized costs of $1.0 million, net of tax, as an adjustment to the purchase price of ETPM.

    The costs are summarized in the table below.

------------------------------------------------------------------------------------------------
                                                               Expensed
                                                                  (non-
FOR THE YEAR ENDED                                            recurring
NOVEMBER 30, 2000                                                items)   Capitalized      Total
(in thousands)                                                        $             $          $
================================================================================================
Redundancy costs                                                 2,610             --    2,610
------------------------------------------------------------------------------------------------
Lease costs, net of tax of $0.4 million                             --            961      961
------------------------------------------------------------------------------------------------
Integration costs                                                  684             --      684
================================================================================================
Total                                                            3,294            961    4,255
================================================================================================


    The reorganization program removed duplicate capacity in the U.K. and SEAME regions. The Company recorded redundancy costs of $0.9 million to close the former ETPM sites in the United Kingdom and transfer all administrative and operational functions to the Company's office in Aberdeen, Scotland and $1.7 million to close its office in Marseille, France and transfer all operational and administrative functions for the SEAME region to Paris, France. The costs associated with leasing and maintaining the U.K. premises while vacant and, subsequently terminating the leases, amounted to $1.0 million. The lease costs were capitalized as an adjustment to the purchase price of ETPM. Additionally, integration costs of $0.7 million were incurred to introduce common information and reporting systems and to standardize processes. All redundancy, integration and lease costs have been fully paid, and there is no outstanding provision for such costs at November 30, 2001.



    During 1999, the Company carried out a reorganization of its North Sea operations and closed offices in the United Kingdom and Norway. Non-recurring costs amounting to $1.6 million were expensed, of which $1.3 million related to redundancy and relocation costs and $0.3 million related to other administrative costs. All costs relating to this reorganization were paid out during 1999 and 2000, and there is no outstanding provision for such costs at November 30, 2001.


17.  OPERATING LEASES

    Total operating lease commitments as of November 30, 2001 amount to $103.6 million. Charter hire obligations towards certain construction support, diving support, survey and inspection ships account for $53.9 million of the total commitments. The remaining obligations relate to office facilities and equipment.

    Total minimum annual lease commitments are payable as follows:

----------------------------------------------------------------------
(in thousands)                                                       $
======================================================================
2002                                                           25,803
----------------------------------------------------------------------
2003                                                           22,874
----------------------------------------------------------------------
2004                                                           15,505
----------------------------------------------------------------------
2005                                                           13,809
----------------------------------------------------------------------
2006                                                           11,263
----------------------------------------------------------------------
Thereafter                                                     14,299
======================================================================
                                                              103,553
======================================================================

(in thousands)                                                       $
======================================================================
Norwegian Kroner                                               47,124
----------------------------------------------------------------------
Euros                                                          33,168
----------------------------------------------------------------------
U.S. Dollars                                                   15,920
----------------------------------------------------------------------
British Pounds                                                  6,633
----------------------------------------------------------------------
Singapore Dollars                                                 488
----------------------------------------------------------------------
Australian Dollars                                                220
======================================================================
                                                              103,553
======================================================================

    Total operating lease rentals charged as an expense for the year ended November 30, 2001 were $21.4 million (2000: $23.2 million and 1999:
$28.1 million).

    Future minimum lease payments have not been reduced by future minimum sublease rentals of $3.7 million under operating leases.

18.  SEGMENT AND RELATED INFORMATION

    In 1999, the Company adopted SFAS No. 131, "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION" which changed the way the Company reported information about its operating segments.


    The Company has reportable segments based on the geographic distribution of the activities as follows: the Asia Pacific reporting segment includes all activities east of the Indian sub-continent including Australasia; the North America reporting segment includes all activity in Canada, the U.S. and Central America; the Norway reporting segment includes all activities in Scandinavia and the Baltic states; the SEAME reporting segment covers activities in Southern Europe and Africa, India and the Middle East; the South America reporting segment incorporates activities in South America and the islands of the southern Atlantic Ocean; and the United Kingdom reporting segment includes activities in the United Kingdom, Ireland, Germany, Belgium, The Netherlands and islands in the northern Atlantic Ocean. The Corporate reporting segment includes items that cannot be allocated to one particular region. This reporting segment includes activities of the SHL and NKT joint ventures; Serimer DASA, a contract welding services entity employed both onshore and offshore by pipelay contractors; Paragon and Litwin, which both provide engineering services for the offshore oil and gas industry. Also included in Corporate are assets which have global mobility including construction support ships and ROVs; other assets that are used globally and therefore cannot be attributed to any one reporting segment; and management and corporate services provided for the benefit of the whole group, including engineering, finance and legal departments.

    The accounting policies of the reporting segments are the same as those described in Note 2. The segmental information is presented after the elimination of intercompany balances between the reportable segments. For the years ended November 30, 2000 and 1999, inter segment sales and transfers are not significant. For the year ended November 30, 2001, Corporate shows a significant increase in net operating revenue. This revenue arises from Paragon and Litwin, which were acquired during 2001.

    Summarized financial information concerning each of the Company's reportable segments is provided in the following tables:


---------------------------------------------------------------------------------------------------------------------------------
                                           Asia       North                             South
FOR THE YEAR ENDED NOVEMBER 30, 2001    Pacific     America     Norway      SEAME     America       U.K.    Corporate       Total
(in thousands)                                $           $          $          $           $          $            $           $
=================================================================================================================================
Net operating revenue--external          39,437     276,681    110,631    520,207      50,472    214,721       43,789   1,255,938
---------------------------------------------------------------------------------------------------------------------------------
Net operating revenue--internal(a)        4,255      78,970     36,768     78,311      12,674     53,080        4,567          --
---------------------------------------------------------------------------------------------------------------------------------
Equity in net income of
  non-consolidated joint ventures            --          --      5,798     10,902          --         --      (5,045)      11,655
---------------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization           (2,015)    (21,546)    (1,074)    (5,984)     (6,003)    (1,480)     (53,648)    (91,750)
---------------------------------------------------------------------------------------------------------------------------------
Impairment of Comex trade name               --          --         --         --          --         --      (7,932)     (7,932)
---------------------------------------------------------------------------------------------------------------------------------
Research and development expense             --          --         --         --          --         --        (393)       (393)
---------------------------------------------------------------------------------------------------------------------------------
Interest expense                          (421)     (2,942)      (118)    (2,891)     (2,285)      (458)     (20,156)    (29,271)
---------------------------------------------------------------------------------------------------------------------------------
Interest income                              --          --         --         --          --         --        2,451       2,451
---------------------------------------------------------------------------------------------------------------------------------
Income tax (expense) benefit            (3,242)          --      1,025   (19,672)          --      4,269      (2,999)    (20,619)
---------------------------------------------------------------------------------------------------------------------------------
Net (loss) income                       (3,238)    (36,191)     12,746      4,857       5,494      5,554      (3,425)    (14,203)
---------------------------------------------------------------------------------------------------------------------------------
Segment assets                           37,449     325,613     55,475    294,267      87,517     81,050      678,892   1,560,263
---------------------------------------------------------------------------------------------------------------------------------
Long-lived assets(b)                     14,328      70,244     12,839     64,875      62,092     13,073      613,741     851,192
---------------------------------------------------------------------------------------------------------------------------------
Investments in and advances to
  non-consolidated joint ventures            --          --      5,684      7,865          --         --       21,980      35,529
---------------------------------------------------------------------------------------------------------------------------------
Capital expenditures                        270       1,789        430      4,060      18,824         --       37,495      62,868
=================================================================================================================================



---------------------------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED NOVEMBER 30, 2000
(in thousands)
=================================================================================================================================
Net operating revenue                    40,507     122,314    198,779    444,877      52,836    123,607          500     983,420
=================================================================================================================================
Equity in net income of
  non-consolidated joint ventures            --          --      1,019      9,427          --         --      (4,653)       5,793
---------------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization           (2,591)    (21,717)    (1,102)    (4,770)     (5,972)    (3,620)     (42,345)    (82,117)
---------------------------------------------------------------------------------------------------------------------------------
Research and development expense             --          --         --         --          --         --        (950)       (950)
---------------------------------------------------------------------------------------------------------------------------------
Restructuring charge                         --          --         --    (1,793)          --    (1,501)           --     (3,294)
---------------------------------------------------------------------------------------------------------------------------------
Interest expense                          (642)     (5,225)      (626)    (1,503)     (2,206)    (1,199)     (20,756)    (32,157)
---------------------------------------------------------------------------------------------------------------------------------
Interest income                              --          --         --         --          --         --        2,165       2,165
---------------------------------------------------------------------------------------------------------------------------------
Income tax (expense) benefit              (104)       5,940      3,662   (10,867)       (340)      3,483        2,004       3,778
---------------------------------------------------------------------------------------------------------------------------------
Net (loss) income                      (15,020)    (15,285)      6,719      9,242       8,081    (5,724)     (22,456)    (34,443)
---------------------------------------------------------------------------------------------------------------------------------
Segment assets                           32,974     268,663     62,301    253,625      77,559     97,316      610,334   1,402,772
---------------------------------------------------------------------------------------------------------------------------------
Long-lived assets(b)                     16,450      88,924      6,527     73,127      66,207     26,786      586,554     864,575
---------------------------------------------------------------------------------------------------------------------------------
Investments in and advances to
  non-consolidated joint ventures            --          --      2,470      8,488          --         --       26,046      37,004
---------------------------------------------------------------------------------------------------------------------------------
Capital expenditures                        438       3,107        337      3,769      20,307          9       33,757      61,724
=================================================================================================================================



(a) Internal revenues are eliminated on consolidation of the Company's results and are therefore shown in the table to equal to zero.



(b) Long-lived assets include net fixed assets, investments in and advances to non-consolidated joint ventures and deposits and non-current receivables.

---------------------------------------------------------------------------------------------------------------------------------
                                            Asia       North                             South
FOR THE YEAR ENDED NOVEMBER 30, 1999     Pacific     America     Norway      SEAME     America       U.K.    Corporate      Total
(in thousands)                                 $           $          $          $           $          $            $          $
=================================================================================================================================
Net operating revenue                     42,715     156,399    164,539     57,114      56,355    162,032        1,572    640,726
---------------------------------------------------------------------------------------------------------------------------------
Equity in net income of
  non-consolidated joint ventures             --          --      3,526      1,145          --         --          526      5,197
---------------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization            (2,417)    (24,127)    (2,476)    (1,413)     (5,244)    (2,149)     (18,310)   (56,136)
---------------------------------------------------------------------------------------------------------------------------------
Research and development expense              --          --         --         --          --         --      (1,162)    (1,162)
---------------------------------------------------------------------------------------------------------------------------------
Restructuring charge                          --          --    (1,261)         --          --      (378)           --    (1,639)
---------------------------------------------------------------------------------------------------------------------------------
Interest expense                           (455)     (3,948)    (1,845)      (555)       (987)    (1,711)      (8,191)   (17,692)
---------------------------------------------------------------------------------------------------------------------------------
Interest income                               --          --         --         --          --         --          966        966
---------------------------------------------------------------------------------------------------------------------------------
Income tax benefit (expense)                 465      14,609    (4,593)        530          --    (2,803)          301      8,509
---------------------------------------------------------------------------------------------------------------------------------
Net (loss) income                        (4,548)       8,521     11,190      3,928       8,776    (2,283)      (9,371)     16,213
---------------------------------------------------------------------------------------------------------------------------------
Capital expenditures                       3,704       9,030        913        380      14,661      1,818       60,412     90,918
=================================================================================================================================

(a) Internal revenues are eliminated on consolidation of the Company's results and are therefore shown in the table to equal to zero.

(b) Long-lived assets include net fixed assets, investments in and advances to non-consolidated joint ventures and deposits and non-current receivables.


    Revenue Analysis by Product Line:



=============================================================================================
FOR THE YEAR ENDED NOVEMBER 30,
(in thousands)                                                     2001      2000       1999
=============================================================================================
Regional Business                                               314,191   285,152    336,523
---------------------------------------------------------------------------------------------
Subsea Construction                                             279,482   267,071    160,950
---------------------------------------------------------------------------------------------
Pipelay & EPIC(a)                                               337,765   213,744          0
---------------------------------------------------------------------------------------------
Deepwater Development(b)                                        280,712   199,958    141,681
---------------------------------------------------------------------------------------------
Standalone Businesses(c)                                         43,788    17,495      1,570
---------------------------------------------------------------------------------------------
Total Revenue                                                 1,255,938   983,420    640,654
=============================================================================================



(a)  This product line did not exist until 2000.



(b)  This product line was called Field Development in 1999.



(c)  This relates to Serimer DASA Paragon Engineering and other.

    During the year ended November 30, 2001, two customers of the Company each individually accounted for more than 10% of the Company's revenue. The revenue from the largest customer was $269.2 million and was attributable to the SEAME reporting segment (2000: $198.2 million attributable to the Norway, SEAME, U.K. and North America reporting segments). The revenue from the second customer was $131.5 million and was attributable to the North America reporting segment.

    During the year ended November 30, 2000, in addition to the largest customer described in the comparative information above, another customer accounted for more than 10% of the Company's revenue. The revenue from this customer was $99.3 million and was attributable to the Asia Pacific, Norway, SEAME, U.K. and North America reporting segments.

    During the year ended November 30, 1999, one customer accounted for more than 10% of the Company's revenue. Revenue from this customer was $76.5 million and was attributable to the Norway reporting segment.

19.  COMMON SHARES, CLASS A SHARES AND CLASS B SHARES

    The Company has authorized share capital of 140,000,000 Common Shares, par value $2.00 per share, and 34,000,000 Class B Shares, par value $2.00 per share. Class B Shares are convertible into Common Shares, on a two-for-one basis, at any time at the option of the Class B shareholders.

    On March 7, 2001, the Company reorganized the share structure of the Company by increasing the authorized share capital of the Company from 102,000,000 to 140,000,000 Common Shares and reclassifying all outstanding Class A Shares to Common Shares on a one-for-one basis.

    On February 4, 2000, the Company issued 6,142,857 Class A Shares, which have subsequently been reclassified to Common Shares on a one-for-one basis, as partial consideration for its acquisition of the French offshore construction and engineering company ETPM as described in Note 3.

    During 2000, the Company, through a series of transactions, issued 19,775,223 Class A Shares, which have subsequently been reclassified to Common Shares on a one-for-one basis, to SNSA for cash of $200.0 million.

    On December 7, 1999, the Company issued 1,758,242 Class A Shares, which have subsequently been reclassified to Common Shares on a one-for-one basis, as partial consideration for its acquisition of the 49% interest in NKT as described in Note 3.

    As of November 30, 2001, 70,228,536 Common Shares and 34,000,000 Class B Shares were outstanding. SNSA holds 42% of the Common Shares and 100% of the Class B Shares which represents an economic interest of 53% of the Company and 61% of the voting rights.

    Common Shares and Class B Shares vote as a single class on all matters submitted to a vote of shareholders, with each share entitled to one vote, with the exception of recapitalization, reclassification or similar transactions affecting the relative rights, preferences and priorities of the Common Shares and Class B Shares, which require an affirmative vote of the holders of a majority of the outstanding Common Shares and Class B Shares each voting as a separate class. With respect to liquidation and dividend rights, the Class B Shares receive $0.005 per share for each $0.01 per Common Share.

    Luxembourg law requires that 5% of the Company's unconsolidated net profits each year be allocated to a legal reserve before declaration of dividends. This requirement continues until the reserve is 10% of the stated capital of the Company, as represented by Common Shares and Class B Shares, after which no further allocations are required until further issuance of shares.

    The legal reserve may also be satisfied by allocation of the required amount at the issuance of shares or by a transfer from paid-in surplus. The legal reserve is not available for dividends. The legal reserve for all outstanding Common Shares and Class B Shares has been satisfied and appropriate allocations are made to the legal reserve account at the time of each issuance of new shares.

    No portion of retained earnings represents undistributed earnings of non-consolidated joint ventures at November 30, 2001 or 2000.

20.  SHARE OPTION PLAN

    On April 28, 1993 the Company adopted a share option plan ("the Plan") covering 7.7 million shares represented by Common Shares, Class A Shares or any combination thereof not exceeding 7.7 million. Since March 7, 2001, all Class A Share options, when exercised, are automatically converted into Common Shares.

    The Company accounts for awards granted to directors and key employees under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for all share option grants in fiscal years 2001, 2000 and 1999 been determined consistent with SFAS No. 123, the Company's net (loss) income and net (loss) income per share would be changed to the following pro forma amounts:

============================================================================================
FOR THE YEAR ENDED NOVEMBER 30                                   2001       2000       1999
(in thousands, except per share data)                               $          $          $
============================================================================================
Net (loss) income                                             (14,203)   (34,443)    16,213
--------------------------------------------------------------------------------------------
Net (loss) income pro forma                                   (17,944)   (37,633)    13,644
--------------------------------------------------------------------------------------------
(LOSS) INCOME PER SHARE, AS REPORTED
--------------------------------------------------------------------------------------------
Basic                                                           (0.16)     (0.44)      0.27
--------------------------------------------------------------------------------------------
Diluted                                                         (0.16)     (0.44)      0.27
--------------------------------------------------------------------------------------------
(LOSS) INCOME PER SHARE PRO FORMA
--------------------------------------------------------------------------------------------
Basic                                                           (0.21)     (0.48)      0.23
--------------------------------------------------------------------------------------------
Diluted                                                         (0.21)     (0.48)      0.23
============================================================================================

    Options may be granted under the Plan which are exercisable during periods of up to ten years. The options granted under the Plan will be at an exercise price not less than the fair market value per share at the time the option is granted. Options vest 25% on the first anniversary of the grant date, with an additional 25% vesting on each subsequent anniversary. A Compensation Committee appointed by the Company's Board of Directors administers the Plan. Options are awarded at the discretion of the Company to Directors and key employees.

    The following tables reflects activity under the Plan for the three-year period ended November 30, 2001:

--------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED NOVEMBER 30                          2001                  2000                  1999
--------------------------------------------------------------------------------------------------------
                                                    WEIGHTED              Weighted              Weighted
                                                     AVERAGE               average               average
                                                    EXERCISE              exercise              exercise
                                                       PRICE                 price                 price
                                             SHARES        $      SHARES         $      SHARES         $
========================================================================================================
Outstanding at beginning of year          2,533,249    10.00   2,088,736     9.44    1,971,304     8.94
--------------------------------------------------------------------------------------------------------
Granted                                     640,300    13.43     880,949    10.34      365,304    10.49
--------------------------------------------------------------------------------------------------------
Exercised                                   (75,612)     6.98   (309,237)     6.14    (121,901)     4.71
--------------------------------------------------------------------------------------------------------
Forfeited                                   (73,527)    11.15   (127,199)    11.63    (125,971)    10.32
========================================================================================================
Outstanding at end of year                3,024,410    10.77   2,533,249    10.00    2,088,736     9.44
========================================================================================================
Exercisable at end of year                1,477,306     9.65   1,037,466     8.99      971,944     7.72
========================================================================================================
Weighted average fair value of options
  granted                                              10.36                 7.43                  8.12
========================================================================================================

    All share data and per share data has been restated to reflect the share reclassification on March 7, 2001 whereby Class A Shares were reclassified to Common Shares on a one-for-one basis.

    The fair value of each share option grant is estimated as of the date of grant using the Black Scholes option pricing model with the following weighted average assumptions:

============================================================================================
                                                                 2001       2000       1999
============================================================================================
Risk free interest rates                                        5.62%      6.55%      5.82%
--------------------------------------------------------------------------------------------
Expected lives                                                7 YEARS    7 years    7 years
--------------------------------------------------------------------------------------------
Expected volatility                                             81.0%      70.2%      88.0%
--------------------------------------------------------------------------------------------
Expected dividend yields                                           --         --         --
============================================================================================

    The following tables summarize information about share options outstanding as of November 30, 2001:

----------------------------------------------------------------------------------------------------
AS OF NOVEMBER 30, 2001                      Options outstanding                 Options exercisable
----------------------------------------------------------------------------------------------------
                                                        Weighted   Weighted                 Weighted
                                                         average    average                  average
                                                       remaining   exercise                 exercise
                                          Options    contractual      price        Number      price
Range of exercise price               outstanding   life (years)          $   exercisable          $
====================================================================================================
COMMON SHARES
----------------------------------------------------------------------------------------------------
$13.56 - 16.58                           800,300           8.79       14.25       137,625      16.58
----------------------------------------------------------------------------------------------------
$ 7.82 - 11.12                            13,000           9.73        9.81            --         --
----------------------------------------------------------------------------------------------------
$ 5.17 -  7.38                           121,830           4.95        5.74       121,830       5.74
----------------------------------------------------------------------------------------------------
$ 2.71 -  3.00                           111,750           3.77        2.77       111,750       2.77
====================================================================================================
                                       1,046,880           7.82       11.98       371,205       8.87
====================================================================================================
CLASS A SHARES
----------------------------------------------------------------------------------------------------
$12.13 - 16.58                           106,250           6.72       16.18        74,938      16.44
----------------------------------------------------------------------------------------------------
$ 7.82 - 11.13                         1,115,187           8.16       10.21       353,234      10.19
----------------------------------------------------------------------------------------------------
$ 5.17 -  7.38                            61,290           4.95        5.74        61,290       5.74
----------------------------------------------------------------------------------------------------
$ 2.71 -  3.00                            52,125           3.80        2.77        52,125       2.77
====================================================================================================
                                       1,334,852           7.73       10.19       541,587       9.83
====================================================================================================

    As part of the acquisition of the former Ceanic Corporation in 1998, holders of Ceanic share options were entitled to exercise all vested and one-third of the unvested options, or to convert any portion thereof to vested Stolt Offshore S.A. Common Share options. Their remaining two-thirds unvested Ceanic share options were automatically converted to unvested Stolt Offshore S.A. Common Share options at the date of acquisition. The following table summarizes information about these options which are outstanding as at November 30, 2001:

----------------------------------------------------------------------------------------------------
                                             Options outstanding               Options exercisable
----------------------------------------------------------------------------------------------------
                                                        Weighted   Weighted                 Weighted
                                                         average    average                  average
                                                       remaining   exercise                 exercise
                                          Options    contractual      price        Number      price
Range of exercise price               outstanding   life (years)          $   exercisable          $
====================================================================================================
COMMON SHARES
----------------------------------------------------------------------------------------------------
$7.82 - 11.20                            530,149           5.93       10.75       464,541      10.76
----------------------------------------------------------------------------------------------------
$5.21 -  7.38                            112,529           5.50        6.42        99,973       6.43
====================================================================================================
                                         642,678           5.85        9.99       564,514       9.99
====================================================================================================

21.  PROFIT SHARING PLAN

    During 1993 the Company adopted a profit sharing plan which distributes 10% of the Company's net income after specified adjustments, to certain of its employees worldwide. The determination of an employee's individual award will be based on salary and overall contribution to the Company. The Compensation Committee appointed by the Company's Board of Directors administers this plan. No charge in respect of profit sharing has been included in the statement of operations for each of the years ended November 30, 2001, 2000 and 1999.

22.  COMMITMENTS AND CONTINGENCIES

    The Company has issued performance bonds amounting to $418 million at November 30, 2001. In the normal course of business, the Company provides project guarantees to guarantee the project performance of subsidiaries and joint ventures to third parties.

    At November 30, 2001, the Company has committed to purchase fixed assets of $15.1 million from external suppliers.

    Coflexip S.A. ("CSO") has commenced legal proceedings through the United Kingdom High Court against three subsidiaries of Stolt Offshore S.A. claiming infringement of a certain patent held by CSO relating to flexible flowline laying technology in the United Kingdom Judgment was given on January 22, 1999 and January 29, 1999. The disputed patent was held valid. The Company appealed and the Appeal Court maintained the validity of the patent and broadened its application compared to the High Court decision. The Company has applied for leave to appeal the Appeal Court decision to the House of Lords, which has now been denied. During 2001, CSO submitted an amended claim to damages claiming the lost profits on a total of 15 projects. In addition, there is a claim for alleged price depreciation on certain other projects. The total claim is for approximately $89 million, up from approximately $14 million claimed previously, plus interest, legal costs and a royalty for each time that the flexible lay system tower on the SEAWAY FALCON was brought into United Kingdom waters. The Company estimates that the total claim will be of the order of $115 million. In the alternative, CSO claims a reasonable royalty for each act of infringement, interest and legal costs. CSO has not quantified this claim, but it will be considerably less than the claim to lost profits. The Company, in consultation with its advisers, has assessed that the range of possible outcomes for the resolution of damages is $1.5 million to $115 million and has determined that there is no amount within the range that is a better estimate than any other amount. Consequently, in accordance with SFAS No. 5, "ACCOUNTING FOR CONTINGENCIES", the Company has provided $1.5 million in the financial statements, being the lower amount of the range. The amount of damages is nevertheless uncertain and no assurance can be given that the provided amount is sufficient.

    In September 1999, the Company terminated its charter of the ship, TOISA PUMA, for default. The Company is currently in arbitration with the owners who are contesting that the termination was wrongful. The arbitration has held that the ship was in breakdown, but that the termination was nevertheless wrongful. The Company applied for leave to appeal the decision to the High Court, which has been denied. During 2001, the owner has quantified his claim to approximately $8 million. The Company has disputed the magnitude of the claim in relation to lack of instigation, lack of cost savings and lack of actual loss for parts of the claim. In addition, the Company has a counterclaim related to the breakdown of the ship. The Company, in consultation with its advisers, has assessed the range of possible outcomes for the resolution of damages with the upper amount being $8 million. The Company has determined that there is no amount within the range that is a better estimate than any other amount. Consequently, in accordance with SFAS No. 5, the Company has provided in the financial statements an amount to cover the liability for damages which is at the lower amount of the range. The amount of such liability is nevertheless uncertain and no assurance can be given that the provided amount is sufficient.

    Legal costs are expensed as incurred.

    In the ordinary course of business, various claims, suits and complaints have been filed against the Company. In the opinion of management, all such matters are adequately covered by indemnity agreements, recorded provisions in the financial statements and insurance or, if not so covered, would not have a material effect on the financial position, results of operations or cash flows of the Company if resolved unfavorably.

23.  FINANCIAL INSTRUMENTS

    The Company operates in a large number of countries throughout the world and, as a result, is exposed to currency fluctuations largely as a result of incurring operating expenses in the normal course of business. The Company's major foreign currency exposures are to the Euro, British Pound and Norwegian Krone. To manage this volatility, the Company nets the exposures on a consolidated basis to take advantage of natural offsets. For the residual portion, the Company enters into derivative instruments pursuant to the Company's policies in areas such as counterparty exposure and hedging practices. Designation is performed on a specific exposure basis to support hedge accounting. The changes in the fair value of these derivative instruments are offset in part or in whole by corresponding changes in the fair value of cash flows of the underlying exposures being hedged. The Company does not hold or issue derivative instruments for trading purposes.

    All of the Company's derivative instruments are over the counter instruments entered into with major financial credit institutions to hedge the Company's committed exposures. The Company's derivative instruments are primarily standard foreign exchange forward contracts which subject the Company to a minimum level of exposure risk and have maturities of less than 18 months. The Company does not consider that it has a material exposure to credit risk from third parties failing to perform according to the terms of derivative instruments.

    The following foreign exchange forward contracts, maturing between December 13, 2001 and June 27, 2002 were outstanding as of November 30, 2001:

=======================================================================================================
FOR THE YEAR ENDED NOVEMBER 30                                             2001                  2000
(in thousands)                                               PURCHASE      SELL     Purchase     Sell
=======================================================================================================
Euros                                                          23,396        --     143,894        --
-------------------------------------------------------------------------------------------------------
Singapore Dollars                                                 300        --          --        --
-------------------------------------------------------------------------------------------------------
Norwegian Kroner                                                   --        --      97,000        --
-------------------------------------------------------------------------------------------------------
British Pounds                                                     --        --          --     7,240
-------------------------------------------------------------------------------------------------------

    As of November 30, 2001, the fair values of these derivative instruments were recorded in the consolidated balance sheet as $0.8 million in assets and $0.8 million in liabilities. Gains and losses on these instruments are deferred in OCI until the underlying transaction is recognized in the results of operations. Qualifying cash flow hedges currently deferred in OCI are not material. These amounts will be reclassified into results of operations as the underlying transactions are recognized.

    During the year ended November 30, 2001, no amount was recognized in the statement of operations for an amount relating to a hedge's ineffectiveness or to a discontinued fair value hedge or cash flow hedge.

    The following table summarizes the estimated fair value amounts of the Company's other financial instruments which have been determined by the Company, using appropriate market information and valuation methodologies. Considerable judgment is required to develop these estimates of fair values, thus the estimates provided herein are not necessarily indicative of the amounts that could be realized in a current market exchange:

=====================================================================================================
                                                                         2001                  2000
                                                            CARRYING     FAIR     Carrying     Fair
AS OF NOVEMBER 30                                             AMOUNT    VALUE       amount    value
(in millions)                                                      $        $            $        $
=====================================================================================================
FINANCIAL ASSETS
-----------------------------------------------------------------------------------------------------
Cash and cash equivalents                                       11.7     11.7          6.3      6.3
-----------------------------------------------------------------------------------------------------
FINANCIAL LIABILITIES
-----------------------------------------------------------------------------------------------------
Bank overdrafts                                                  5.2      5.2          1.8      1.8
-----------------------------------------------------------------------------------------------------
Long-term debt                                                 335.0    335.0        265.0    265.0
=====================================================================================================

    The carrying amounts of cash and cash equivalents and bank overdrafts approximate their fair value. The estimated value of the Company's long-term debt is based on interest rates at November 30, 2001 and 2000 using debt instruments of similar risk.

24.  SUBSEQUENT EVENTS

    Vinci, owner of the 6,142,857 Common Shares issued as partial consideration in the acquisition of ETPM in December 1999, has advised the Company of its intention to sell all of the shares as permitted by the ETPM acquisition agreement. The Company in turn has advised Vinci that it will organize the sale and it is the Company's intention to buy the shares back in the second quarter of 2002. The transaction will be funded through the use of existing credit facilities and the sale of Common Shares to SNSA and other interested parties for up to $65.0 million.